Exhibit 10.31

NEW CLAIMS INTEREST MEMBERSHIP INTEREST PURCHASE AGREEMENT

This New Claims Interest Membership Interest Purchase Agreement (“Agreement”) is made and entered into as of March 29, 2023 (the “Effective Date”) by and among (i) MSP Recovery LLC, a Florida limited liability company (“Seller”), (ii) each of the designated series of MSP Recovery Claims, Series, LLC, a Delaware limited liability company, set forth on Exhibit A attached hereto (each an “Acquired Company”, and collectively the “Acquired Companies”), and (iii) Hazel Holdings I LLC, a Delaware limited liability company (“Buyer”). Buyer, Seller and the Acquired Companies are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is the sole member of the each Acquired Company, and owns of record and beneficially one hundred percent (100%) of the membership interests of each of the Acquired Companies (collectively, the “Purchased Interest”);

WHEREAS, Seller, the Acquired Companies and Buyer are parties to that certain Investment Agreement of even date herewith (the “Investment Agreement”). Capitalized terms not defined herein shall have the meaning set forth in the Investment Agreement; and

WHEREAS, the Parties desire for Seller to sell to Buyer, and Buyer to purchase from Seller, the Purchased Interest, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in reliance on the foregoing recitals, and for other good and valuable consideration, including, without limitation, the mutual representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

Article I

PURCHASE OF MEMBERSHIP INTEREST

In accordance with the terms and conditions of this Agreement, the Parties hereby agree that at the Closing (as defined below), Seller shall sell, transfer, assign, convey and deliver to Buyer, free and clear of all Liens (as defined below), and Buyer shall purchase and accept from Seller, the Purchased Interest in exchange for One Hundred Fifty Million Dollars ($150,000,000.00) (the “Closing Payment”) to be paid within one (1) day following the Closing Date. At the Closing, Attestor Value Master Fund LP, on behalf of Buyer, shall pay to Seller the Closing Payment, by wire transfer of immediately available funds, to be delivered within one (1) day following the Closing, to the account specified by Seller. At the Closing, Seller shall deliver to Buyer membership interest assignment instruments, duly executed by such Seller for transfer of the Purchased Interests to Buyer, and such other documents as Buyer may reasonably request for the purpose of evidencing the consummation of any of the transactions contemplated hereby.

Article II

THE CLOSING

The Parties confirm that the completion of the purchase and sale of the Purchased Interest (the “Closing”) shall take place through the exchange of electronic copies of original signatures of the documents and agreements contained herein on the Effective Date (the “Closing Date”). All transactions contemplated herein to occur on and as of the Closing Date (the “Transactions”) shall be deemed to have occurred simultaneously and to be effective as of 12:00 a.m. Eastern Time on the Closing Date.

Article III

REPRESENTATIONS AND WARRANTIES
Section 3.01
Seller’s Representations and Warranties. Seller and each Acquired Company, jointly and severally, represent and warrant to Buyer that the statements set forth in this Section 3.1 are true, complete and accurate as of the Effective Date.
(a)
Each Acquired Company is a company duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to to hold CCRAs and pursue the recovery of Assigned Claims.
(b)
The authorized equity interests of an Acquired Company consist solely of the Purchased Interest, all of which is validly issued and fully paid. There are no outstanding subscriptions, options, profits interests, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding units convertible into or exercisable or exchangeable for, equity interests of any Acquired Company.
(c)
This Agreement is a valid and binding obligation of each of Seller and each Acquired Company, enforceable in accordance with its terms, and each of Seller and each Acquired Company has the power and authority to execute and deliver this Agreement, to consummate the Transactions and perform its obligations hereunder.
(d)
Seller is the sole member of each Acquired Company, has good and marketable title to the Purchased Interest, and will, on the Closing Date, sell, assign, transfer, convey and deliver good and marketable title to the Purchased Interest to Buyer, free and clear of all liens, encumbrances, equities, or claims of any nature (“Liens”), other than Liens imposed by federal and state securities laws.
(e)
Each Acquired Company has good and marketable title to all of the assets it holds as of the Effective Date, including its rights and interests in each CCRA and the applicable Assigned Claims.
(f)
No authorization, approval, or consent of any court, governmental body or other third party is necessary in order to make the execution and delivery of this Agreement, the consummation of the Transactions, or the performance of its obligations hereunder, legally enforceable against each of Seller and each Acquired Company.

(g)
Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, will conflict with or violate any provision of any (i) agreement or instrument to which any of Seller or any Acquired Company is a party or by which such Person is bound or affected, or (ii) law, rule, order or regulation applicable to any of Seller or any Acquired Company or by which the Purchased Interest is bound or affected.
(h)
There are no certificate(s) or similar documentation representing the Purchased Interest that need to be endorsed and transferred to effectuate the terms of this Agreement. As of the Closing, Buyer shall be authorized to record in the books of each Acquired Company the sale of the Purchased Interest.
(i)
None of Seller, any Acquired Company or any of their Affiliates has any liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions for which Buyer could become liable or obligated.

In the event that any CCRA is hereafter held by a Governmental Authority to have been, as of the Effective Date, invalid, void or unenforceable for any reason, or any assignment by or in favor of Seller or an Affiliate of Seller to be invalid, void or unenforceable, the Buyer shall maintain its remedies, including the rights set set forth in Section 7.02 of the Investment Agreement. Seller does not by this Section 3.1 represent or warrant the outcome of any Action related to recovery under any CCRA.

Section 3.02
Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that the statements set forth in this Section 3.2 are true, complete and accurate as of the Effective Date.
(a)
This Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms, and Buyer has the power and authority to execute and deliver this Agreement, to consummate the Transactions, and perform its obligations hereunder.
(b)
No authorization, approval, or consent of any court, governmental body or other third party is necessary in order to make the execution and delivery of this Agreement, the consummation of the Transactions, or the performance of its obligations hereunder, legally enforceable against Buyer.
(c)
Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, will conflict with or violate any provision of any (i) agreement or instrument to which Buyer is a party or by which Buyer is bound or affected or (ii) law, rule, order or regulation applicable to Buyer.
Article IV

TAXES

All Parties agree that no Party, nor any Affiliate or Representative of any Party, has made any warranty or representation regarding the tax consequences of the Transactions. No Party shall be responsible or liable in any way for the tax consequences of the Transactions to the other Parties hereto. Each Party shall look solely to, and rely solely upon, such Party’s own tax advisors with respect to the tax consequences of the Transactions.

Article V

CONFIDENTIALITY

The Parties understand and acknowledge that the terms of this Agreement are confidential and, except as required by law or any governmental authority, no Party shall provide such information to any third party without the prior written consent of the other Parties. Notwithstanding the foregoing, the Parties shall be permitted to disclose such information to a Party’s attorneys, accountants, and other such professional advisors as necessary in the course of the completion of the Transactions, or to a court or other adjudicatory forum. This provision shall survive and shall remain a continuing obligation of the Parties hereto even after the completion of all obligations set forth herein.

Article VI

GENERAL PROVISIONS
Section 6.01
Entire Agreement. This Agreement, including without limitation the recitals and exhibits hereto, which are hereby incorporated by reference, and the Investment Agreement, constitute the entire agreement and understanding among the Parties with respect to the transfer of the Purchased Interest and are a final expression of their agreement, and no evidence or oral or other written promises shall be binding.
Section 6.02
Governing Law; Arbitration; Jurisdiction.
(a)
All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.
(b)
Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers’ Arbitration Institution (the “Rules”) in force on the date on which the Notice of Arbitration (as defined in the Rules) is submitted in accordance with the Rules. The number of arbitrators shall be three (3) and shall be selected in accordance with the Rules, whereby each of Buyer and Seller shall designate one arbitrator, and the two appointed arbitrators shall designate the presiding arbitrator, in consultation with the respective parties. The seat of the arbitration shall be Paris, France; provided that that proceedings may be conducted remotely by video conference at the request of any Party, to the extent allowed under the Rules. The arbitral proceedings shall be conducted in English. The time-limit with respect to the designation of an arbitrator shall be fifteen (15) days, provided that the tribunal may extend or shorten this time limit if the circumstances so justify. Notwithstanding the foregoing, the parties may agree at any time to submit the dispute to mediation in accordance with the Swiss Rules of Commercial Mediation of the Swiss Chambers’ Arbitration Institution.
Section 6.03
Further Actions. Each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done, all things necessary,

proper, or advisable to consummate and make effective the Transactions. If at any time, including but not limited to after the Effective Date, any further actions are necessary or desirable to carry out the purposes of this Agreement, the Parties shall use their reasonable efforts to take such actions.
Section 6.04
Assignment. No Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties. This Agreement shall be binding on the Parties and their respective legal successors and permitted assigns.
Section 6.05
Amendments; Non-Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 6.06
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[End of Text; Signature Page and Exhibit Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

BUYER:

Hazel Holdings I LLC

Name:
Title:

SELLER:

MSP Recovery, LLC

Name:
Title:

ACQUIRED COMPANIES:

[__________]

Name:
Title:

New Claims Membership Interest Purchase Agreement Signature Page

EXHIBIT A

ACQUIRED COMPANIES
SERIES 21-12-1644, a designated series of MSP Recovery Claims, Series, LLC

SERIES 23-03-1907, a designated series of MSP Recovery Claims, Series, LLC

SERIES 21-06-1592, a designated series of MSP Recovery Claims, Series, LLC